Exhibit 99.3

WYNDHAM WORLDWIDE COMPLETES SPIN-OFF OF WYNDHAM HOTELS & RESORTS; BECOMES WYNDHAM DESTINATIONS

Size and scale of company will drive future growth and focus on delivering great vacations

ORLANDO, Fla. (June 1, 2018) — Wyndham Destinations, Inc. (NYSE: WYND), formerly known as Wyndham Worldwide Corporation, today announced that it has completed the spin-off of Wyndham Hotels & Resorts, Inc. (NYSE: WH) to become the world’s largest vacation ownership and exchange company. Wyndham Destinations now trades on the New York Stock Exchange under the new symbol “WYND.”

Wyndham Destinations has a global presence in 110 countries at more than 220 vacation ownership resorts and 4,300 affiliated exchange properties.

“Over the past decade, we have built the world’s largest vacation ownership and exchange company thanks to the hard work of our employees and the loyalty of our customers,” said Michael D. Brown, president and chief executive officer for Wyndham Destinations. “We are excited to move forward as a focused, pure-play company with a leading market position and significant growth opportunities. With our experienced management team, robust sales and marketing platform, and increased financial flexibility, we look forward to providing our owners and guests with great vacation experiences and delivering value for our shareholders in the years to come.”

Wyndham Destinations expects to file a Form 8-K report with the U.S. Securities and Exchange Commission containing unaudited pro forma condensed consolidated financial statements reflecting the impact of the spin-off.

“Every year 3.5 million families entrust us with their vacation dreams. Through our unique brands, flexible ways to explore, and more destinations than anyone else, we make it easy to experience and enjoy the most amazing vacations around the globe,” Brown said. “Our associates have a pioneering ‘test and invest’ culture that keeps us at the forefront of change which will fuel our growth and innovation.”

As previously announced, Wyndham Worldwide common stockholders of record as of the close of business on May 18, 2018, the record date for the distribution, received one share of Wyndham Hotels & Resorts, Inc. common stock for each share of Wyndham Worldwide common stock held by such stockholder on the record date.

Our World is Your Destination

A vacation means the freedom and power to choose—where you go, who you go with and what you do when you get there. As the world’s largest vacation company, Wyndham Destinations provides access to unlimited possibilities to inspire your next vacation. Wherever your dream destination, wherever you see yourself—we help you get there. Visit wyndhamdestinations.com to learn more about the vacation brands in the company’s portfolio.

A Hospitality Industry Leader Built on Strong and Experienced Leadership

The Wyndham Destinations senior leadership team includes:

•                  Michael D. Brown, president and chief executive officer

•                  Michael Hug, chief financial officer

•                  James Savina, general counsel

•                  Kimberly Marshall, chief human resources officer

•                  Brad Dettmer, chief information officer

•                  Noah Brodsky, chief brand officer

•                  Gordon Gurnik, president, RCI Exchanges

•                  Mary Lynn Clark, president, Wyndham Vacation Rentals

•                  Jeff Myers, chief sales and marketing officer, Wyndham Vacation Clubs

•                  Geoff Richards, chief operating officer, Wyndham Vacation Clubs

•                  Barry Robinson, president and managing director, international operations, Wyndham Vacation Clubs

On June 5, 2018, Wyndham Destinations executives will celebrate the creation of the new company by ringing the opening bell at the New York Stock Exchange at 9:30 a.m. ET. Footage of the bell ringing will be available live on NYSE’s website.

About Wyndham Destinations
Wyndham Destinations (NYSE:WYND) believes in putting the world on vacation. Our global presence in 110 countries at more than 220 vacation ownership resorts and 4,300+ affiliated exchange properties distinguishes Wyndham Destinations as the world’s largest vacation ownership and exchange company, with North America’s largest professionally managed rental business.  Each year our team of 25,000 associates delivers great vacations to millions of families as they make memories of a lifetime. Learn more at wyndhamdestinations.com. Our world is your destination.

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Media

Steven Goldsmith

Corporate Communications

Wyndham Destinations

(407) 626-5882

Steven.Goldsmith@wyn.com

Wyndham Destinations Investors

Christopher Agnew

Vice President, Investor Relations

Wyndham Destinations

(407) 626-4050

Christopher.Agnew@wyn.com

Web Resources:

Wyndham Destinations

Wyndham Destinations Investor Relations

Twitter: @WynDestinations

YouTube: @WyndhamDestinations

LinkedIn: @WyndhamDestinations

Google+: @WyndhamDestinations

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Destinations makes the statements and may be identified by terminology such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “projection,” “estimate” and similar expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Destinations to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Destinations’ current views and expectations with respect to its future performance and operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include without limitation general economic conditions, the performance of the financial and credit markets, Wyndham Destinations’ ability to obtain financing, its credit ratings (including changes thereto as result of the spin-off and other related transactions), post-closing credit obligations as result of the sale of Wyndham Destinations’ European vacation rentals business, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the vacation ownership and vacation exchange businesses, unanticipated developments related to the impact of the spin-off on Wyndham Destinations’ relationships with its customers, suppliers, employees and others with whom it has relationships, uncertainties related to Wyndham Destinations’ ability to realize the anticipated benefits of the spin-off, as well as those factors described in Wyndham Destinations’ Annual Report on Form 10-K, filed with the SEC on February 16, 2018, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Wyndham Destinations undertakes no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.